Exhibit 99.1

August 7, 2018

NextDecade Sells $50 Million

of Convertible Preferred Stock

THE WOODLANDS, Texas, USA (August 7, 2018) -- NextDecade Corporation (“NextDecade” or the “Company”) (NASDAQ: NEXT) announced today that it has agreed to sell $50 million of convertible preferred stock to HGC NEXT INV, LLC (“HGC”), and to funds and accounts managed by each of York Capital Management Global Advisors, LLC and its affiliates (“York”), Valinor Management, L.P. (“Valinor”), and Halcyon Capital Management LP (“Halcyon”).

HGC, a wholly owned subsidiary of a leading Korean petrochemical company, will invest $35 million, and the Company’s three largest stockholders, York, Valinor, and Halcyon, will invest $15 million pursuant to backstop agreements dated April 11, 2018. These investments will be made in Series A Convertible Preferred Stock (“Series A”) pursuant to the Company’s private offering approved at a Special Meeting of Stockholders on June 15, 2018 (“Special Meeting”).

As part of its investment in NextDecade, HGC will receive one seat on the Company’s board of directors, and will also have the right to contribute up to $350 million of project-level equity upon the final investment decision (FID) of NextDecade’s Rio Grande LNG project.

The Company intends to use the proceeds of the Series A private offering to continue developing its Rio Grande LNG terminal facility and associated pipelines in South Texas and for general corporate purposes and working capital.

During the course of the offering, the Company received expressions of interest for convertible preferred stock in excess of the $50 million authorized at the Special Meeting. At the direction of the Company’s board of directors, management is exploring the merits of these expressions of interest. The Company or any prospective investors may elect not to pursue any additional transactions at this time. Should the Company elect to pursue any transactions in excess of the $50 million authorized at the Special Meeting, the Company would seek stockholder approval for the issuance of additional convertible preferred stock.

Macquarie Capital (USA), Inc. advised the Company on the HGC investment.

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About NextDecade Corporation

NextDecade is an LNG development company focused on LNG export projects and associated pipelines in Texas. NextDecade intends to develop a portfolio of LNG projects, including the 27 mtpa Rio Grande LNG export facility in Brownsville, Texas and the 4.5 Bcf/d Rio Bravo Pipeline that would transport natural gas from the Agua Dulce area to Rio Grande LNG.  NextDecade’s common stock is listed on the Nasdaq Capital Market under the symbol “NEXT.” NextDecade is headquartered in The Woodlands, Texas.

Located at the Port of Brownsville in South Texas, NextDecade’s Rio Grande LNG project is expected to be a leader among second wave U.S. LNG projects. NextDecade’s customers and shareholders will benefit from the project’s experienced leadership, proven approach, and optimal location. NextDecade’s technology selections will foster operational reliability and afford NextDecade’s customers access to reliable, low-cost, abundant natural gas from the Permian Basin, Eagle Ford Shale, and other basins.

CAUTIONARY INFORMATION ABOUT FORWARD-LOOKING STATEMENTS

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities, in any state or jurisdiction in which such offer, solicitation or sale of these securities would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

This press release contains forward-looking statements within the meaning of U.S. federal securities laws,  including, in particular, statements about the Company’s private placement of Series A Convertible Preferred Stock and the use of proceeds thereof. The words “believe”, “expect”, “intend”, “plan”, “potential”, and similar expressions are intended to identify forward-looking statements, and these statements may relate to the business of the Company and its subsidiaries. These statements have been based on the Company’s current assumptions, expectations, and projections about future events and involve a number of known and unknown risks, which may cause actual results to differ materially from expectations expressed or implied in the forward-looking statements. These risks include uncertainties about the Company’s Rio Grande LNG and Rio Bravo pipeline projects and other matters discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and other subsequent reports filed with the Securities and Exchange Commission, all of which are incorporated herein by reference.

Any development of the projects remain contingent upon completing required commercial agreements; acquiring all necessary permits and approvals; securing all financing commitments and potential tax incentives; achieving other customary conditions; and making a final investment decision to proceed.  The forward-looking statements in this press release speak as of the date of this release. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, the Company can give no assurance that the expectations will prove to be correct.  The Company may from time to time voluntarily update its prior forward-looking statements, however, it disclaims any commitment to do so except as required by securities laws.

For further information:

Patrick Hughes | + 1 (832) 209 8131 | phughes@next-decade.com